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                                                       EXHIBIT 99

HOUSEHOLD FINANCE CORPORATION AND SUBSIDIARIES

STATEMENTS OF INCOME

In millions.
Year ended December 31                   1995                1994
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Finance income                       $1,724.6            $1,496.8
Interest income from noninsurance
  investment securities                  33.9                38.7
Interest expense                        824.6               618.2
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Net interest margin                     933.9               917.3
Provision for credit losses on
  owned receivables                     511.0               435.9
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Net interest margin after provision
  for credit losses                     422.9               481.4
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Securitization income                   407.8               301.9
Insurance premiums and contract
  revenues                              251.7               228.3
Investment income                       453.8               505.8
Fee income                              125.2                83.1
Other income                            192.6                74.3
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Total other revenues                  1,431.1             1,193.4
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Salaries and fringe benefits            324.6               236.7
Other operating expenses                639.9               633.4
Policyholders' benefits                 452.3               444.7
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Total costs and expenses              1,416.8             1,314.8
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Income before income taxes              437.2               360.0
Income taxes                            175.4               103.6
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Net income                           $  261.8            $  256.4
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HOUSEHOLD FINANCE CORPORATION AND SUBSIDIARIES

BALANCE SHEETS

In millions.
At December 31                          1995                 1994
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ASSETS
Cash                               $   154.7            $    97.3
Investment securities (fair value
  of $3,233.0 and $7,205.7)          3,233.0              7,249.6
Receivables, net                    12,665.0             10,476.3
Assets pending sale                        -                398.3
Advances to parent company
  and affiliates                       119.6                482.3
Deferred insurance policy
  acquisition costs                      5.6                621.4
Acquired intangibles                   418.7                357.2
Properties and equipment               286.2                211.5
Real estate owned                      105.6                124.6
Other assets                           805.0                992.9
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Total assets                       $17,793.4            $21,011.4
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LIABILITIES AND SHAREHOLDER'S EQUITY
Debt:
  Commercial paper, bank and other
    borrowings                     $ 4,154.2            $ 3,800.6
  Senior and senior subordinated
    debt (with original
    maturities over one year)        8,257.5              7,728.3
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Total debt                          12,411.7             11,528.9
Insurance policy and claim reserves  2,212.9              6,643.4
Other liabilities                      931.7                880.0
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Total liabilities                   15,556.3             19,052.3
Preferred stock                        100.0                100.0
Common shareholder's equity          2,137.1              1,859.1
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Total liabilities and
  shareholder's equity             $17,793.4            $21,011.4
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SALE OF PRODUCT LINES

In October 1995, the Company sold the individual life and annuity product lines of the Individual Life Insurance segment for $525 million in cash and $50 million of preferred stock of the purchaser. Assets sold related to these product lines totaled approximately $6.1 billion and consisted primarily of investment securities. For the first nine months of 1995, these sold product lines generated approximately $400 million of revenues and earned approximately $35 million of net income. The Company estimates that net interest margin would have increased by approximately $18 million after tax had the company reinvested the proceeds from the sale to repay debt assuming the sale had occurred as of the beginning of the year.

INVESTMENT SECURITIES

                                              1995                1994
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In millions.                    Carrying      Fair  Carrying      Fair
At December 31                     Value     Value     Value     Value
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TRADING INVESTMENTS
Government securities and other        -         -  $    2.9  $    2.9
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AVAILABLE-FOR-SALE INVESTMENTS
Marketable equity securities    $  323.8  $  323.8      53.9      53.9
Corporate debt securities        1,533.6   1,533.6   2,545.9   2,545.9
Government debt securities          99.2      99.2     211.3     211.3
Mortgage-backed securities         195.8     195.8     817.9     817.9
Policy loans                       821.4     821.4         -         -
Other                              222.9     222.9      62.5      62.5
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Subtotal                         3,196.7   3,196.7   3,691.5   3,691.5
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HELD-TO-MATURITY INVESTMENTS
Corporate debt securities              -         -   1,827.4   1,818.3
Government debt securities             -         -      23.1      20.6
Mortgage-backed securities             -         -   1,063.1   1,041.9
Mortgage loans on real estate          -         -     161.9     158.5
Policy loans                           -         -      72.7      72.7
Other                                  -         -     298.1     290.4
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Subtotal                               -         -   3,446.3   3,402.4
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Accrued investment income           36.3      36.3     108.9     108.9
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Total investment securities     $3,233.0  $3,233.0  $7,249.6  $7,205.7
======================================================================

Because of the disposition of the individual life and annuity product lines and the Company's decision to discontinue its remaining life insurance product lines, the Company reassessed the classification of the remaining held-to-maturity portfolio and reclassified the entire held-to-maturity investment portfolio to available-for-sale in the fourth quarter of 1995.

RECEIVABLES

In millions.
At December 31                          1995                1994
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Home equity                        $ 2,072.1           $ 1,570.4
Visa*/MasterCard*                    3,596.7             2,663.0
Merchant participation               2,753.7             1,843.4
Other unsecured                      2,786.3             2,865.9
Commercial                           1,226.7             1,208.5
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Total owned receivables             12,435.5            10,151.2
Accrued finance charges                241.0               176.5
Credit loss reserve for
  owned receivables                   (531.8)             (413.7)
Unearned credit insurance premiums
  and claims reserves                  (78.4)              (45.9)
Amounts due and deferred from
  receivables sales                    932.9               789.9
Reserve for receivables serviced
  with limited recourse               (334.2)             (181.7)
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Total owned receivables, net        12,665.0            10,476.3
Receivables serviced with
  limited recourse                   9,212.1             7,808.8
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Total managed receivables, net     $21,877.1           $18,285.1
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*Visa and MasterCard are registered trademarks of VISA USA, Inc.
 and MasterCard International, Incorporated, respectively.